SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement
      |_|   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      Paradise Music & Entertainment, Inc.
               --------------------------------------------------
               (Name of Registrant as Specified in its Character)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

            1) Title of each class of securities to which transaction applies:


            ----------------------------------------------------

            2) Aggregate number of securities to which transaction applies:


            ----------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


            ----------------------------------------------------

            4) Proposed maximum aggregate value of transaction:


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            5) Total fee paid:


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      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1) Amount Previously Paid:


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            2) Form, Schedule or Registration Statement No:


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            ----------------------------------------------------

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                               53 West 23rd Street
                            New York, New York 10010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on April 6, 1999

            NOTICE IS HEREBY GIVEN to the stockholders of PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Company's offices at 53 West 23rd Street, 11th Floor, New York, NY 10010, at 10:00 a.m., New York time, on April 6, 1999 for the following purposes:

      1. To elect a board of nine (9) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

      2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock, par value $.01 per share ("Common Stock"), from 20,000,000 shares to 75,000,000 shares;

      3. To consider and vote upon a proposal to amend the Company's 1996 Stock Option Plan (the "Option Plan"), to increase the total number of shares of the Company's Common Stock available for options and stock appreciation rights to be granted under the Option Plan from 185,000 to 1,500,000; and

      4. To transact such other business as may properly be bought before the Meeting or any postponement or adjournment thereof.

            Only stockholders of the Company of record at the close of business on February 16, 1999 are entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

            A copy of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 accompanies this notice.

                               By Order of the Board of Directors,

                               RICHARD FLYNN
                               Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

New York, New York
March 15, 1999

                                RETURN OF PROXIES

      A PROXY AND SELF-ADDRESSED ENVELOPE ARE ENCLOSED FOR YOUR USE IF YOU DO NOT PLAN TO ATTEND THE MEETING IN PERSON. WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING AND RETURNING HIS OR HER PROXY, REGARDLESS OF THE NUMBER OF SHARES OF STOCK HELD BY SUCH STOCKHOLDER. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                 PROXY STATEMENT

                                     GENERAL

      The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of PARADISE MUSIC & ENTERTAINMENT, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices at 53 West 23rd Street 11th Floor, New York, NY 10010, on April 6, 1999 at 10:00 a.m., New York time, or at any postponement or adjournment thereof (the "Meeting.") The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about March 15, 1999 to all of the stockholders of the Company of record on February 16, 1999. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

      The management of the Company knows of no business other than the items specified in the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

      The persons named as proxies are John Loeffler, President and Chairman of the Board, and Richard Flynn, Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and a director. Shares represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of such specification, the shares will be voted FOR (i) the election of each of the nine persons nominated by the Board to serve as directors; FOR (ii) the proposal to amend the Company's Certificate of Incorporation (the "Amendment") to increase the number of authorized shares of Common Stock from 20,000,000 to 75,000,000; FOR (iii) the approval of the amendment to the 1996 Stock Option Plan (the "Plan Amendment"); and (iv) in the discretion of the proxies, on such other business as may properly be brought before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                                  VOTING RIGHTS

      Only stockholders of record at the close of business on February 16, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 5,091,855 shares of Common Stock. There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by Proxy duly authorized in writing. No shares have cumulative voting rights.

      The presence in person or by Proxy of the holders of a majority of the outstanding shares of Common Stock at the Meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock cast at the Meeting and entitled to vote will be required to act on the election of directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. The affirmative vote of the holders of majority of the shares of Common Stock issued and outstanding will be necessary for the approval of the Amendment. Abstentions and broker non-votes have the same effect as votes against the Amendment. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting and entitled to vote will be required to act on all other matters properly brought before the Meeting. If a stockholder abstains on any such matter, the stockholder's shares are considered present at the Meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on such matter the shares are not considered entitled to vote at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The stockholders vote at the Meeting by casting ballots (in person or by Proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office.

      With regard to the proposals to be acted upon at the Meeting, dissenting stockholders do not have appraisal rights.

      Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

      To the best knowledge of the Company, none of the persons who were executive officers or directors of the Company at any time since July 1, 1997, none of the nominees for election as directors and none of the associates of any of the foregoing, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors and with reference to awards which have been or may be granted to them under the 1996 Stock Option Plan, as proposed to be amended at the Meeting.

                               SECURITY OWNERSHIP

      The following table sets forth certain information as of the Record Date regarding the share ownership of the Company by (i) each person who is known to the Company to be the record or beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director, each person nominated to serve as a director, and each executive officer who is named in the executive compensation table described in this Proxy Statement; and (iii) all directors and executive officers as a group.

                                           Amount and Nature     Percentage of
                                             of Beneficial    Outstanding Shares
Name and Address of Beneficial Owner (1)     Ownership (2)         Owned (3)
----------------------------------------     -------------         ---------

Named Executive Officers and Directors

Brian Doyle                                  189,250(4)              3.7%
Richard Flynn                                189,250(5)              3.7%
John Loeffler                                369,601(6)(7)           7.1%
Jon Small                                    299,000(6)              5.9%
Soledad Bastiancich                           15,000(8)                 *
Paul Thomas Cohen                             55,705(9)              1.1%
Jesse Dylan                                  100,000                 2.0%
Thomas J. Edelman                            123,638(10)             2.4%
Jeffrey Rosen                                      0                    *
All executive officers and directors
   as a group (9 persons)                  1,189,361(4)(5)(11)      23.1%

Beneficial Owners of in Excess of 5%
  (other than directors and named
  executive officers)
The Cassandra Group, Inc.
561 Broadway
New York, New York  10012                  2,000,000(12)              39%

----------
* Denotes less than 1%

(1) The address of each beneficial owner identified is c/o Paradise Music & Entertainment, Inc., 53 West 23 Street, New York, NY 10010, except for (i) Thomas J. Edelman, which is c/o Patina Oil & Gas Corporation, 667 Madison Avenue, New York, NY 10021, (ii) Paul Thomas Cohen, which is 1290 Avenue of the Americas, New York, NY 10019; (iii) Soledad Bastiancich which is c/o The Cassandra Group, Inc., 561 Broadway, New York, NY 10012, (iv) Jesse Dylan, which is c/o Straw Dogs, 1520 Second Street, Suite #2, Santa Monica, CA 90401, and (v) Jeffrey Rosen, which is c/o Davasee Enterprises, 67 Irving Place, 11th Floor, New York, New York, 10003.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming (i) that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date hereof have been exercised and converted, and
      (ii) 5,091,855 shares of Common Stock were outstanding, before any consideration is given to such options, warrants or convertible securities.

(4) Subject to stockholder approval of the Plan Amendment, on February 19, 1999 Mr. Doyle was granted by the Board non-qualified options covering 300,000 shares at $5 per share.

(5) Subject to stockholder approval of the Plan Amendment, on February 19, 1999 Mr. Flynn was granted by the Board non-qualified options covering 300,000 shares at $5 per share.

(6)   Includes options to purchase 5,000 shares of Common Stock.

(7) Includes 18,600 shares of Common Stock owned by Mr. Loeffler's pension plan and 3,800 shares owned by Mr. Loeffer's wife.

(8) Does not include the shares of Common Stock deemed to be beneficially owned by The Cassandra Group, Inc. ("Cassandra"). Ms. Bastiancich is a director of the Company as a designee of Cassandra.

(9)   Includes options to purchase 15,000 shares of Common Stock.

(10)  Includes options to purchase 30,000 shares of Common Stock.

(11)  Includes options to purchase 40,000 shares of Common Stock.

(12) Cassandra does not directly own any shares of Common Stock, the shares being owned by Cassandra's various clients. Cassandra is a registered investment adviser which has discretionary power to dispose of the securities held in its clients accounts. Accordingly, by virtue of such discretionary power, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, Cassandra may be deemed to be the indirect beneficial owner of the shares held by the various account holders.

      Information contained in this Proxy Statement with regard to stock ownership was obtained from the Company's stockholders' list, filings with governmental authorities, or from the named individual nominees, directors and officers. The persons identified in the foregoing table disclaim beneficial ownership of shares owned or held in trust for the benefit of members of their families or entities with which they may be associated.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

      The Board has nominated and proposes as nominees Soledad Bastiancich, Paul Thomas Cohen, Brian Doyle, Jesse Dylan, Thomas J. Edelman, Richard Flynn, John Loeffler, Jeffrey Rosen and Jon Small (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. No family relationship exists among any of the executive officers and directors of the Company. Ms. Bastiancich is a designee of The Cassandra Group, Inc. ("Cassandra") and is serving as a director pursuant to its designation. Messrs. Cohen, Dylan, Edelman and Rosen are independent directors of the Company. Messrs. Dylan and Rosen initially were recommended for election by Cassandra but there is no ongoing obligation with respect thereto between the Company and Cassandra.

      Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend unless the Board reduces the number of directors. Management does not presently contemplate that any of the nominees will become unavailable for any reason.

      The Board of Directors Recommends a Vote "For" the Election of Each of the Nominees.

Information Covering Nominees

The following table sets forth the names of the nominees and certain information with regard to each nominee as of the Record Date.

                                                                                      Principal Occupation or
Name                       Age    Director Since      Position with Company           Employment, if Different
----                       ---    --------------      ---------------------           ------------------------
Brian Doyle                42     July 1996           Chief Executive Officer and
                                                      director
Richard Flynn(2)           41     October 1996        Chief Operating Officer, Chief
                                                      Financial Officer, Treasurer,
                                                      Secretary and director
John Loeffler              47     July 1996           Chairman of the Board and
                                                      President
Jon Small                  52     July 1996           Executive Vice President and
                                                      director
Soledad Bastiancich(1)     33     January 1999        Director                        Senior Vice President, The
                                                                                      Cassandra Group, Inc.
Paul Thomas Cohen          47     October 1996        Director                        Investment Banker

Jesse Dylan(1)             33     January 1999        Director                        President, Consolidated
                                                                                      Entertainment LLC d/b/a
                                                                                      Straw Dogs
Thomas J. Edelman(1)(2)    48     October 1996        Director                        Chairman, Patina Oil & Gas
                                                                                      Corporation
Jeffrey Rosen(2)           44     January 1999        Director                        General Manager, Davassee
                                                                                      Enterprises

(1)   Member of Compensation Committee
(2)   Member of Audit Committee

      BRIAN DOYLE, has served as a director since its inception in July 1996 and as Chief Executive Officer since December 1998. Mr. Doyle had served as Executive Vice President from July 1996 through December 1998. In 1994 Mr. Doyle founded All Access Entertainment Management Group, Inc. ("All Access"), and from 1994 to the present he has served as the President of All Access. Since 1996, Mr. Doyle has also been the Chief Executive Officer of All Access and since February 1997, Mr. Doyle has also been the Chief Executive Officer of Push Records, Inc. ("Push Records"). From 1991 to 1994, Mr. Doyle served as Chief Executive Officer and President of Horizon Entertainment and Management Group, Inc. ("Horizon"). All Access has been a wholly-owned subsidiary of the Company since 1996. Push Records has been a wholly-owned subsidiary of the Company since 1997.

      RICHARD FLYNN, has served as a director since October 1996, Secretary since July 1996 and as Chief Operating Officer since December 1998. Since December 1996 he has also served as Treasurer of the Company. From September 1994 to September 1996, Mr. Flynn was the managing co-owner of All Access. Since September 1996, Mr. Flynn has also been Vice President and General Manager of All Access, and since February 1997 he has been Vice President and General Manager of Push Records. From March 1990 until September 1994, Mr. Flynn served as General Counsel to Horizon and its clients. Since 1983 Mr. Flynn has been a practicing attorney in New York State specializing in entertainment, corporate and public sector law.

      JOHN LOEFFLER, has served as Chairman of the Board and President since its inception in July 1996 and served as Chief Executive Officer from July 1996 through December 1998. From 1986 to present, Mr. Loeffler has served as the Chief Executive Officer of John Loeffler Music, Inc. d/b/a Rave Music and Entertainment ("Rave"). From 1986 to 1995, Mr. Loeffler was President of Rave. Since 1996 Rave has been a wholly owned subsidiary of the Company.

      JON SMALL, has served as a director and Executive Vice President since its inception in July 1996. Since September 1996, Mr. Small has been the Chief Executive Officer of Picture Vision. From 1984 to September 1996, Mr. Small had been the President of Picture Vision, Inc. ("Picture Vision"). Since 1996 Picture Vision has been a wholly-owned subsidiary of the Company.

      SOLEDAD BASTIANCICH, has served as a director of the Company since January 1999. Ms. Bastiancich is an attorney and since November 1997 has served as a Senior Vice President at The Cassandra Group, Inc., a New York-based registered investment advisory firm with a particular focus on serving the investment needs of individuals and organizations in the arts and the entertainment industry. Ms. Bastiancich served as a Vice President at the investment bank of Allen & Company, Inc. from January 1994 to July 1996. Ms. Bastiancich was an associate attorney at the law firm of Davis, Polk & Wardwell in New York from September 1992 to December 1993. Ms. Bastiancich received a J.D. from Yale Law School and was named "Coker Fellow," and a BA degree in Psychology (Summa cum Laude, Phi Beta Kappa) from the University of Oregon.

      PAUL THOMAS COHEN, has served as a director of the Company since October 1996. Since 1987 Mr. Cohen has been an investment banker and a consultant to the media and entertainment industries.

      JESSE DYLAN, has served as a director of the Company since January 1999. Mr. Dylan has served as president of Consolidated Entertainment LLC, d/b/a Straw Dogs, a film and television production company since its founding in February 1996. Mr. Dylan has been engaged in the entertainment business for over five years, as, among other things, a director of music videos, television commercials and motion pictures. He has directd music videos for Tom Waits, Tom Petty and others, and has directed television commercials for Coca-Cola, Nike, Budweiser and others.

      THOMAS J. EDELMAN, has served as a director of the Company since October 1996. Mr. Edelman co-founded Snyder Oil Corporation and was its President and director from 1981 through February 1997. Since 1996, Mr. Edelman has served as Chairman and Chief Executive Officer of Patina Oil & Gas Corporation. He is also Chairman of the Board of Directors and Chairman of Range Resources Corporation, and is a director of Petroleum Heat & Power Co., Inc. and Star Gas Corporation. Mr. Edelman is a Trustee of The Hotchkiss School. From 1980 to 1981, Mr. Edelman was a Vice President of The First Boston Corporation.

      JEFFREY ROSEN, has served as a director of the Company since January 1999. Since 1986, he has served as the General Manager of Bob Dylan's various music publishing companies, managing the New York office and administering the publishing of Mr. Dylan's musical compositions. During this time he has also acted as a consultant to several entertainment companies, including Columbia Records, Sony Music, Time Life Records and Time Life Home Video. Mr. Rosen is also on the board of directors of The Association of Independent Music Publishers, and is a graduate of the State University of New York at Oneonta, with a B.A. in Literature.

Information Concerning the Board of Directors and Committees

      The business and affairs of the Company are managed by the Board of Directors, which met or acted by unanimous written consent three times during the fiscal year ended June 30, 1998. During the fiscal year ended June 30, 1998, all current directors attended 75% or more of the total number of meetings of the Board and the Compensation Committees on which they served.

      The Board maintains two standing committees ("Committees"): the Compensation Committee and the Audit Committee.

      The Compensation Committee consisting of Soledad Bastiancich, Jesse Dylan Cohen and Thomas J. Edelman, makes recommendations to the Board (i) concerning compensation, including incentive arrangements, of the Company's officers and other key employees, including those executive officers who also serve on the Board, and (ii) under the Company's stock option plans, determination of the persons to whom options should be granted and the number of options to be granted to such persons. The Compensation Committee did not meet during the fiscal year ended June 30, 1998.

      The Audit Committee, consisting of Thomas J. Edelman, Rick Flynn and Jeffrey Rosen, reviews the engagement of the Company's independent public accountants and the independence of the accounting firm, the audit and non-audit fees of the independent public accountants and the adequacy of the Company's internal control procedures. The Audit Committee did not meet during the fiscal year ended June 30, 1998.

                               EXECUTIVE OFFICERS

Set forth below is certain information as of the Record Date regarding the executive officers of the Company:

                                                                     Executive
Name             Age    Position with Company                      Officer Since
----             ---    ---------------------                      -------------

Brian Doyle      42     Chief Executive Officer                     July 1996
Richard Flynn    41     Chief Operating Officer, Chief Financial    July 1996
                        Officer, Treasurer and Secretary
John Loeffler    47     Chairman of the Board and President         July 1996
Jon Small        52     Executive Vice President                    July 1996

      Additional information with respect to Brian Doyle, Richard Flynn, John Loeffler and Jon Small is set forth under "Information Covering Nominees."

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the aggregate compensation paid to or accrued by the Company or its subsidiaries during each of the last three fiscal years reflecting all compensation awarded to, earned by or paid by the Company to John Loeffler, its Chief Executive Officer during the fiscal year ended June 30, 1998, and each of the most highly compensated executive officers (three individuals), other than the Chief Executive Officer, whose annual base salary and bonus compensation exceeded $100,000 (the "Named Executive Officers").

                                                                             Long Term
                                       Annual Compensation(1)           Compensation Awards
                                 ---------------------------------  ---------------------------
                                                                                     Securities
                                 Year Ended                         All Other        Underlying
Name and Principal Position      June 30      Salary($)   Bonus($)  Compensation(2)    Options
---------------------------      -------      ---------   --------  ---------------    -------

John Loeffler                     1998         $310,00         --        $ 33,805         --
Chief Executive Officer           1997         150,000    191,000          34,000      5,000
(until December 1998)             1996         218,000         --          71,000         --

Brian Doyle                       1998         $300,00         --        $ 27,613         --
Chief Executive Officer (since    1997         150,000    162,500           7,000         --
December 1998)                    1996         101,000         --          48,000         --

Richard Flynn                     1998         $300,00         --        $ 15,306         --
Chief Operating Officer (since    1997         150,000    162,500              --         --
December 1998)                    1996         101,000         --          48,000         --

Jon Small                         1998         $310,00   $150,000        $ 60,365         --
Executive Vice President          1997         150,000    189,000          36,000      5,000
                                  1996          88,000         --          89,000         --

(1) The Company was incorporated in July 1996. Compensation for the fiscal year ended June 30, 1996 represents amounts paid by Rave, Picture Vision and All Access. Compensation for the fiscal years ended June 30, 1998 and 1997 represent amounts paid by Rave, Picture Vision, All Access and Push.

(2) Includes amounts paid by the Company which the Company deemed to be for the benefit of such executive, including amounts paid for lodging, transportation, insurance, entertainment and other perquisites.

Option Grants in Last Fiscal Year

      There were no options or stock appreciation rights granted to any of the Named Executive Officers during the fiscal year ended June 30, 1998.

Aggregated Option/SAR Exercises during Fiscal 1998 and Year End Option/SAR
Values

      The following table provides information related to options exercised by the Named Executive Officers during fiscal 1998 and the number and value of options and stock appreciation rights held at June 30, 1998 which are currently exercisable. No options or stock appreciation rights were exercised during the fiscal year ended June 30, 1998.

                                               Number of Securities             Value of Unexercised
                                              Underlying Unexercised            In the Money Options/
                                              Options/SARs at FY-End               SARs at FY-End
                                              ----------------------               --------------
                  Shares
               Acquired on      Value
Name           Exercise (#)    Realized    Exercisable    Unexercisable    Exercisable      Unexercisable
----           ------------    --------    -----------    -------------    -----------      -------------

J. Loeffler         0             0           5,000             0              $0                $0
J. Small            0             0           5,000             0               0                 0
R. Flynn            0             0               0             0               0                 0
B. Doyle            0             0               0             0               0                 0

Directors' Compensation

      Pursuant to the Company's Outside Directors Plan, directors who are not employees of the Company ("Outside Directors") received options to receive 5,000 shares on January 22, 1997 at $6.00 per share and are entitled to receive non-qualified options to purchase 5,000 shares of Common Stock for each year of service, payable in advance on July 1 of each year. The option exercise price is the closing bid price of the Common Stock on the first trading day of each fiscal year. Accordingly, 5,000 options were granted at $4.00 on July 1, 1997 and at $2.0625 on July 1, 1998 to each Outside Director.

      In addition, Outside Directors are entitled to receive compensation in the amount of $18,000 per annum, 50% of which is payable in cash and 50% in stock. Such amounts are payable quarterly in arrears. For the year ended June 30, 1998, persons who were Outside Directors during such fiscal year each received compensation in the amount of $18,000, $6,750 was paid in cash and the remainder with 4,030 shares of Common Stock. For the fourth quarter of fiscal 1998 all compensation was paid in stock.

      All directors are reimbursed for certain expenses in connection with attendance at Board of Directors and Committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company or who are associated with the Company do not receive compensation for service as directors.

Employment Agreements, Termination of Employment and Change in Control Arrangements

      In October 1997, the Company entered into employment agreements (the "Executive Agreements"), with each of Messrs. Loeffler, Doyle, Flynn and Small (the "Executives"). Each of the Executive Agreements was for a period of three years, and provided for annual base salaries of $150,000 plus bonuses. Effective July 1, 1998, these Executive Agreements were replaced by new agreements (the "New Agreements"). Each of the new agreements is for a period of two years and provides for annual salaries between $300,000 and $325,000. If an Executive's subsidiary reports a pretax loss, the salary of the Executive who manages such subsidiary will be reduced, but not below $150,000 per annum, to reflect a pretax break-even and the excess amount paid will be recorded as an advance with interest payable at prime plus 1% and with principal payable over three years. In addition, such Executive's salary will be reduced for the subsequent year by the amount of such reduction but not below $150,000. Pursuant to these New Agreements, two bonus plans were established for the benefit of the Executives based upon attainment of certain financial results pursuant to which Mr. Small received a bonus of $150,000 for fiscal 1998 in recognition of his performance during such fiscal year.

      For the years ended June 30, 1998 and 1997, approximately $1,480,000 and $973,000 have been expensed under the bonus plans and Executive Agreements and New Agreements and are included in marketing, selling, general and administrative expenses.

      In September 1998, each of the Executives (other than Mr. Small) entered into a letter agreement (the "Employment Modification Agreements") with the Company which amended certain provisions of the New Agreements. There was also an Employment Modification Agreement with Mr. Small which did not go into effect because certain pre-conditions with respect to financing were not met. Each of the Employment Modification Agreements with Messrs. Doyle and Flynn is subject to approval by the Compensation Committee of a definitive budget for fiscal year 1999 for Push, which approval has not yet been obtained. The Employment Modification Agreements provide for, among other things, a reduction in the base salaries of each of Messrs. Loeffler, Flynn and Doyle, starting October 1, 1998 by $100,000 per annum, and a new bonus program for such executives pursuant to which such executives receive 50% of the Net Profits (as defined therein) of the subsidiaries they manage until they have recouped the $100,000 in salary reductions described above. Thereafter, Net Profits are allocated 85% to the Company and 15% to the executives.

      The Employment Modification Agreements also impose stronger restrictions on executives who leave the employment of the Company either voluntarily or for cause and provide that an executive who leaves the employment of the Company voluntarily or for cause, will have to forfeit the shares initially received by him under the Exchange Agreements (described in "Certain Transactions"). In addition, the Employment Modification

Agreements requires the executive to pay the Company an override of 25% of the gross margin earned by any firm or entity that employs the executive following his departure from the Company (either voluntarily or for cause) on work performed for any client or artist that the executive first worked with while employed by the Company.

      In consideration of the reduced base salaries, other compensation concessions and more stringent non-compete terms reflected in the Employment Modification Agreements (and, in the case of Mr. Doyle, conditioned upon approval of the Push budget for fiscal year 1999), the Compensation Committee treated all monies paid to the executives in fiscal year 1998 as compensation rather than as "advances" subject to recoupment. The Employment Modification Agreements expired on October 30, 1998 according to their respective terms. However, Messrs. Loeffler, Doyle and Flynn agreed to abide by the reduced salary level under their respective Employment Modification Agreements through June 30, 2001 or until new employment agreements can be completed. Effective as of December 8, 1998, each of Messrs. Loeffler, Doyle and Flynn's base compensation under the Employment Modification Agreements was increased by $25,000 per executive per annum.

                                 PROPOSAL NO. 2

                       PROPOSAL TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

      The Company is presently authorized to issue 20,000,000 shares of Common Stock. On February 19, 1999, 5,091,855 shares of Common Stock were issued and outstanding and an additional 44,000 shares of Common Stock are reserved for issuance under the Company's 1996 Stock Option Plan. If the Plan Amendment is approved as set forth in Proposal No. 3, an additional 1,456,000 shares will be reserved for issuance under such plan.

      On February 19, 1999, the Board of Directors authorized, subject to stockholder approval, an amendment to ARTICLE FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 75,000,000 shares. Delaware law requires stockholder approval for the increase of authorized shares of stock.

      The additional shares of Common Stock would be available for issuance from time to time, as determined by the Board of Directors, for acquisitions, employee benefit plans, equity financings, stock dividends or splits, and other general corporate purposes. The Company has no agreements, commitments, or plans at this time for the sale or use of additional shares. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed. The listing requirements of NASDAQ upon which the Common Stock is currently traded, currently require the Company to obtain stockholder approval for, among other things, the issuance of additional shares of Common Stock in connection with certain acquisitions of a business. Stockholders have no preemptive rights to purchase additional shares when issued.

      Although not a factor in the Board of Directors' decision to propose the Amendment, one of the effects of the Amendment may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management.

      The Amendment would amend the first paragraph of Article FOURTH of the Company's Certificate of Incorporation to read as follows:

      "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 80,000,000 divided into two classes of which 5,000,000 shares, par value $. 01 per share, shall be designated Preferred Stock and 75,000,000 shares, par value $. 01 per share, shall be designated Common Stock."

Vote Required for Approval

      Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

The Board of Directors recommends a vote FOR Proposal No. 2.

                                 PROPOSAL NO. 3

                       AMENDMENT OF 1996 STOCK OPTION PLAN

Description of 1996 Stock Option Plan

      In October 1996, the Board of Directors and the stockholders approved the 1996 Stock Option Plan (the "Option Plan"). The Option Plan is intended to advance the interests of the Company by providing an opportunity for ownership of Common Stock (or in the case of stock appreciation rights, the appreciation of the value of the Common Stock) by employees, agents and directors of, and consultants to the Company and its subsidiaries. Accordingly, by providing such opportunity, the Option Plan is intended to attract and retain such qualified personnel, and otherwise to provide additional incentives for grantees to promote the success of the Company's business.

      The Option Plan provides for the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs") and/or stock appreciation rights ("SARs") to certain directors, officers, employees of and consultants to the Company.

      The total number of shares of Common Stock for which options and SARs may be granted pursuant to the Option Plan is currently 185,000 (which as of the close of business on February 16, 1999 had an aggregate fair market value equal to $578,125) which shares may be authorized but unissued or authorized and issued shares held in the Company's treasury or acquired by the Company for purposes of the Option Plan. The number of shares subject to the Option Plan is subject to adjustment in certain events as described below.

      Types of Options. Options may be designated, at the sole discretion of the Compensation Committee, as either ISOs or NQSOs.

      Eligibility. ISOs may be granted to key employees (including directors) of the Company or its subsidiaries. NQSOs may be granted to officers and key employees of the Company or any of its subsidiaries, or agents, directors of and consultants to the Company or its subsidiaries, whether or not otherwise employees of the Company or its subsidiaries.

      Administration: The Option Plan is administered by the Compensation Committee, which is required to consist of two or more persons who are "non-employee directors" as defined under Rule 16b-3 under the Exchange Act. No member of the Compensation Committee can act upon any matter exclusively affecting any option or SAR granted or to be granted to himself or herself under the Option Plan. A majority of the members of the Compensation Committee, but at least two, is required to constitute a quorum, and any action may be taken by a majority, but at least two, of those present and voting at any meeting. The decision of the Compensation Committee as to all questions of interpretation and application of the Option Plan is final and binding on all persons. The Compensation Committee has authority, subject to the provisions of the Plan, to construe the respective option and SAR agreements and the Option Plan, to prescribe and amend rules and regulations relating to the Option Plan.

      Option and SAR Agreements. Each option and SAR is evidenced by an agreement ("Award Agreement"). The Compensation Committee is authorized to determine the terms and provisions of the respective Award Agreements, which may but need not be identified, and to make all other determinations in the judgment of the Compensation Committee are necessary or desirable for the administration of the Plan. The Award Agreements may contain such terms, provisions and conditions which are not inconsistent with the Option Plan as may be determined by the Compensation Committee; provided that options designated as ISOs shall meet all of the conditions for ISOs as defined in Section 422 of the Code. No option or SAR may be granted within the meaning of the Option Plan and no purported grant of any option or SAR shall be effective until the Award Agreement shall have been duly executed on behalf of the Company and the grantee. More than one option and SAR may be granted to an individual.

      Option Price. The option price of shares of Common Stock for options designated as NQSO's shall be as determined by the Compensation Committee; provided that such option price may not be less than the "fair market value" of the shares determined as of the date of grant of such option. The option price or prices of shares of the Common Stock for ISOs shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Compensation Committee in accordance with the regulations promulgated under Section 422 of the Code.

      Manner of Payment, Manner of Exercise. Options granted under the Option Plan may provide for the payment of the option price by delivery of (i) cash or a check in an amount equal to the option price of such options, (ii) shares of Common Stock owned by the grantee having a fair market value equal in amount to the option price of the Options being exercised, or (iii) any combination of (i) and (ii); provided, however, that payment of the option price by delivery of shares of Common Stock owned by such grantee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee, unless such condition is waived by the Compensation Committee.

      To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full or in part from time to time, by giving written notice, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. No partial exercise may be made for less than one hundred
(100) full shares of Common Stock. The exercise of an option shall result in the cancellation of any related SAR with respect to the same number of shares of Common Stock as to which the option was exercised.

      Term of Options and SARs, Exercisablility. Each option and SAR shall expire on a date determined by the Compensation Committee which is not more than ten (10) years from the date of grant, except as otherwise provided in the Option Plan. Except as otherwise provided in the Option Plan, an option or SAR granted to any grantee whose employment, by the Company or any of its subsidiaries is terminated, shall terminate on the earlier of (a) ninety (90) days after the date such grantee's employment for the Company or any such subsidiary is terminated, or (b) the date on which the option or SAR expires by its terms. If the employment of a grantee is terminated by the Company or any of its subsidiaries for cause or because the grantee is in breach of any employment agreement or because the grantee voluntarily terminates such employment, such option or SAR will terminate on the date the grantee's employment is terminated, unless the Compensation Committee determines to extend such option for a specified period (but not beyond the period otherwise permitted by the Option
Plan). If the employment of a grantee is terminated by the Company or any of its subsidiaries because the grantee has become permanently disabled, such option or SAR shall terminate on the earlier of (a) one (1) year after the date such grantee's employment by the Company or any such subsidiary is terminated, or (b) the date on which the option or SAR expires by its terms. In the event of the death of any grantee, any option or SAR granted to such grantee shall terminate one (1) year after the date of death, or on the date on which the option or SAR expires by its terms, whichever occurs first. An option or SAR granted to a grantee whose employment, by the Company or any of its subsidiaries is terminated for whatever reason, including, without limitation, death or disability, shall be exercisable only to the extent that such option or SAR has accrued and is in effect on the date such grantee's employment is terminated.

      Transferability. The right of any grantee to exercise any option or SAR granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent and distribution and any such option or SAR shall be exercisable during the lifetime of such grantee only by the grantee. Any option or SAR granted under the Option Plan shall be null and void and without effect upon the bankruptcy of the grantee, or upon any attempted assignment or transfer, except as otherwise provided in the Option Plan, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, or similar process, whether legal or equitable, upon such option or SAR.

      SARs. An SAR may be granted separately or in connection with an option (either at the time of grant or at any time during the term of the option). The exercise of an SAR results, in the cancellation of the option to which it relates with respect to the same number of shares of Common Stock as to which the SAR was exercised. An SAR granted in connection with an option is exercisable or transferable only to the extent that such related option is exercisable or transferable. Upon the exercise of an SAR related to an option, the holder is entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the option price of a share of Common Stock specified in the related option from the fair market value of a share of Common Stock on the date of exercise of such SAR, by (ii) the number of shares as to which such SAR is exercised. An SAR granted without relationship to an option shall be exercisable as determined by the Compensation Committee, but in no event after ten (10) years from the date of grant. An SAR granted without relationship to an option will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the fair market value of the a share of Common Stock on the date the SAR was granted from the fair market value of a share of Common Stock on the date of exercise of such SAR, by (ii) the number of shares as to which such SAR is exercised. However, the Compensation Committee may limit the amount payable upon exercise of an SAR. Any such limitation shall be determined as of the date of grant and noted on the instrument evidencing the SAR granted. At the discretion of the Compensation Committee, payment of the amount determined under the Option Plan may be made solely in shares of Common Stock valued at their fair market value on the date of exercise of the SAR, or solely in cash, or in a combination of cash and shares.

      Recapitalization, Reorganizations Etc. In the event that the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and SARs may be granted under the Option Plan and as to which outstanding options, SARs, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding options and SARs shall be made without change in the total price applicable to the unexercised portion of such options and SARs and with a corresponding adjustment in the option price per share. In addition, unless otherwise determined by the Compensation Committee in its sole discretion, in the case of any (i) sale or conveyance of all or substantially all of the property and assets of the Company or (ii) "change in control" (as defined) of the Company, the purchaser(s) of the Company's assets or stock, in its sole discretion, may deliver to the grantee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or change in control, or the Compensation Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the grantee would have received had the option been exercised (but only to the extent then exercisable) and had no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or change in control, less the option price therefor. Upon receipt of such consideration, all options (whether or not then exercisable) shall immediately terminate and be of no further force or effect.

      No Special Employment Rights. Nothing contained in the Option Plan or in any option or SAR granted under the Option Plan shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment.

      Withholding. The Company's obligation to deliver shares upon the exercise by an employee of any NQSO granted under the Plan, or cash upon the exercise of an SAR granted under the Plan, shall be subject to the grantee's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and grantee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

      Modification of Outstanding Options and SARs. Subject to any limitations contained in the Option Plan, the Compensation Committee may authorize the amendment of any outstanding option or SAR with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Option Plan.

      Termination and Amendment of Plan. Unless sooner terminated as provided in the Option Plan, the Option Plan shall terminate ten (10) years from the date upon which the Option Plan was duly adopted by the Compensation Committee. The Compensation Committee may at any time terminate the Option Plan or make such modification or amendment thereof as it deems advisable; provided, however, that
(i) the Compensation Committee may not, without the approval of the stockholders of the Company, increase the maximum number of shares for which options and SARs may be granted or change the designation of the class of persons eligible to receive options and SARs under the Option Plan, and (ii) any such modification or amendment of the Option Plan shall be approved by a majority of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act (if applicable), applicable state law, or applicable NASD or exchange listing requirements. Termination or any modification or amendment of the Option Plan shall not, without the consent of a grantee, affect his or her rights under an option or SAR theretofore granted to him or her.

      Restrictions on ISOs. No ISO's may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries unless (i) the option price is at least 110% of the fair market value on the date of grant and (ii) the option by its terms is not exercisable more than 5 years from the date of grant. ISOs granted under the Option Plan may not be granted at a price less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares of Common Stock for which ISOs granted to any employee are exercisable under any Option Plan for the first time by such employee during any calendar year may not exceed $100,000. Options granted under the Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

Grants

      As of February 19, 1999, the Company has granted options under the Option Plan to purchase 141,000 shares. As of the date hereof none of these options have been exercised. On February 19, 1999 Messrs. Doyle and Flynn were each granted non-qualified options covering 300,000 shares at $5 per share, subject to the approval by the stockholders of the Plan Amendment (described below).

Federal Income Tax Consequences of Option Plan

      The statements in the following paragraphs of the principal federal income tax consequences of awards granted under the 1999 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

Incentive Stock Options.

      An employee who receives an ISO pursuant to the 1999 Plan does not recognize any taxable income upon the grant of such option. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as a NQSO and will be subject to the rules described below under "Non-Qualified Stock Options, and Stock Appreciation Rights."

      If, after exercising an ISO, an employee disposes of the shares so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares pursuant to the exercise of such ISO (the "applicable holding period"), the employee generally will recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price; the balance of any income received at the time of such disqualifying disposition would be capital gain (provided the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

      An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of another Incentive Stock Option before the expiration of their applicable holding period is treated as making a "disqualifying disposition" of such shares. Upon the exercise of an ISO with previously acquired shares after the applicable holding period, it appears, despite some uncertainty, that the employee would not recognize gain or loss with respect to such previously acquired shares.

Nonqualified Stock Options and Stock Appreciation Rights.

      An individual who receives a grant of a NQSO or an SAR, will not recognize any taxable income upon such grant. However, the individual generally will recognize ordinary income upon exercise of a NQSO in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

      An individual who exercises a NQSO by delivering Common Stock, other than Common Stock previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, will not recognize gain or loss with respect to the exchange of such Common Stock, even if the fair market value of the shares so delivered is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash.

Consequences to the Company

      The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares acquired upon exercise of an ISO. In the event of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

      A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the employee with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the limitations of Sections 280G and 162(m) of the Code do not apply.

Amendment to the Option Plan

      The Board of Directors of the Company has adopted, and recommends that the stockholders of the Company approve the adoption of, an amendment to the Option Plan to increase from 185,000 to 1,500,000 the number of shares of Common Stock available for options and SARs to be granted under the Option Plan (the "Plan Amendment").

Reasons for and Principal Effects of the Plan Amendment

      As of February 19, 1999, there were outstanding under the Option Plan options covering 141,000 shares of Common Stock. Accordingly, only 44,000 shares of Common Stock were available for future grants under the Option Plan. As the Board believes that stock-based performance compensation arrangements are beneficial in attracting and maintaining key employees and directors by aligning such persons' interests with those of the Company's stockholders over the long term, the Board has adopted, and recommends that the stockholders approve the adoption of, the Plan Amendment. In recognition of the key roles that Brian Doyle and Rick Flynn will play in the ongoing development of the Company and to provide them with equity incentives in line with those of other key executives the Board has approved, subject to stockholder approval of the Plan Amendment, the granting to each of them of 300,000 non-qualified options at $5 per share.

Plan Amendment Benefits Table

      As of February 19, 1999 options to purchase an aggregate of 141,000 shares of Common Stock have been issued under the Option Plan. In addition, on February 19, 1999, Messrs. Doyle and Flynn were granted non-qualified options covering 300,000 shares at $5 per share, subject to stockholder approval of the Plan Amendment. The following table sets forth, to the extent determinable, the benefits or amounts that will be received by the following persons in the year following approval of the Plan Amendment; (i) the Named Executive Officers; (ii) the current executive officers as a group (four persons); (iii) the current directors who are not executive officers as a group (five persons); (iv) each nominee for election as a director (nine persons); (v) each associate of any director, executive officer or nominee; and (vi) all employees, including all current officers who are not executive officers, as a group. Except for Messrs. Doyle and Flynn, no other person received or is expected to receive 5% of the options issued under the Option Plan.

                             PLAN AMENDMENT BENEFITS

                             1996 Stock Option Plan

   Name and Position of Group             Dollar Value ($)(1)    Number of Units
   --------------------------             -------------------    ---------------
John Loeffler                                                     Undeterminable
     Chairman of the Board and President

Richard Flynn                                                       300,000 (2)
     Chief Operating Officer, Treasurer
     and Secretary

Brian Doyle                                                         300,000 (2)
     Chief Executive Officer

Jon Small                                                         Undeterminable
     Executive Vice President

Current Executive Officers                                        Undeterminable
as a Group (4 persons) (3)

Current Non-Executive Directors                                   Undeterminable
as a Group (5 persons) (4)

Director Nominees
     Brian Doyle                                                    300,000 (2)

     Richard Flynn                                                  300,000 (2)

     John Loeffler                                                Undeterminable

     Jon Small                                                    Undeterminable

     Paul Thomas Cohen                                            Undeterminable

     Thomas J. Edelman                                            Undeterminable

     Soledad Bastiancich                                          Undeterminable

     Jesse Dylan                                                  Undeterminable

     Jeffrey Rosen                                                Undeterminable

Associates                                                        Undeterminable

Employees (including Non-Executive                                Undeterminable
Officers) (as a group 26 persons)

(1) The dollar value of options and SARs granted under the Option Plan will depend upon (i) in the case of options the spread between the exercise price of the options and the value of the Common Stock on the date of exercise of the options, and (ii) in the case of SAR's, the spread between the fair market value of the shares on the date of grant and the fair market value on the date of exercise.

(2) On February 19, 1999, Messrs. Doyle and Flynn were each granted non-qualified options covering 300,000 shares at $5 per share, subject to stockholder approval of the Plan Amendment.

(3) The Company's current executive officers are comprised of John Loeffler, the Chairman of the Board and President, Brian Doyle, Chief Executive Officer, Richard Flynn, Chief Operating Officer and Chief Financial Officer, Jon Small, Executive Vice President. The total number of options which may be issued to the group is not now determinable.

(4) The current non-executive directors are Soledad Bastiancich, Paul Thomas Cohen, Jesse Dylan, Thomas J. Edelman and Jeffrey Rosen. The total number of options which may be issued to the group is not now determinable.

Proposed Plan Amendment

      On February 19, 1999 the Board of the Company resolved to amend Section 2(a) of the Option Plan to read in its entirety as follows:

                           "2. Stock Subject to Plan

      (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, par value of $.01 per share of the Company (the "Common Stock") for which options (the "Options") and stock appreciation rights ("SARs") may be granted under the Plan shall be 1,500,000, subject to adjustment as provided in Section 14 hereof."

Vote Required for Approval

      Approval of the Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

The Board of Directors recommends a vote FOR Proposal No. 3

                                 OTHER BUSINESS

      Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in their discretion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On October 9, 1996, the Company entered into an Exchange Agreement (the "Exchange Agreement") with each of John Loeffler, Jon Small, Brian Doyle and Richard Flynn, each of whom was an executive officer and a director of the Company. Pursuant to the Exchange Agreement, John Loeffler and Jon Small were each issued 291,000 shares of common stock and Brian Doyle and Richard Flynn were each issued 145,500 shares of common stock in exchange for all of the outstanding stock of each of Rave, Picture Vision and All Access. The Company believes that this transaction was fair from a financial point of view. This belief is based on the fact that the Exchange Agreement, and the transactions consummated thereby, were analyzed and approved by the Company's Board of Directors and by all of its then existing stockholders.

      In January 1997, the Company entered into an eighteen month consulting agreement with Thomas J. Edelman, an outside board member for $90,000 which agreement has now expired. On July 1, 1998 the full amount of such consulting fee was converted into a one year convertible promissory note bearing interest at the rate of one percent (1%) per month. This note was repaid by the issuance of 36,040 shares of Common Stock and $54,555 in cash.

      In January 1998, the Company entered into a consulting agreement with Thomas Cohen, an outside board member for $12,000 for the calendar year 1998 which agreement has now expired.

      The Company had a promissory note receivable from Mr. Loeffler providing for loans of up to $150,000 in the aggregate, with interest at 8.5% per annum. The promissory note is collateralized by 200,000 shares of

Common Stock and provides for mandatory prepayments as defined in the agreement. As of February 17, 1999 there was $71,000 outstanding. The Company does not intend to make any further loans to Mr. Loeffler.

      On December 11, 1998, investors represented by The Cassandra Group, Inc., a registered investment advisor ("Cassandra"), purchased 500,000 shares of Common Stock at a price of $1 per share or $500,000 in the aggregate and on December 15, 1998 additional investors represented by Cassandra purchase an aaggregate of 1,500,000 shares of Common Stock at a purchase price of $1 per share or $1,500,000 in the aggregate. The Company received the first payment of $500,000 on December 11, 1998 and an additional $100,000 on or about December 23, 1998. The payment for the remaining 1,400,000 shares was made in January 1999. The purchase price was higher than both the market price on NASDAQ and the book value on the date of payment or date of irrevocable commitment. On January 21, 1999, the Board of Directors was expanded from six to nine members. The increase in the Board was in connection with the above described investment. Under the terms of the investment Cassandra had the right to request the nomination of three individuals for election to the Board. Cassandra requested the election of Soledad Bastiancich, Jesse Dylan and Jeffrey Rosen to serve as Board members. Their election was effected by the Board as then constituted. It has been agreed between Cassandra and the Company that Cassandra shall have the ongoing right to designate one representative to serve on the Board of Directors. The current representative of Cassandra is Soledad Bastiancich. The two other directors designated by Cassandra act as independent directors. Cassandra has no further rights with respect either to their continuing service or to the election of replacements after their service as directors terminates.

      In July of 1998, at the Company's request, all six members of the Board of Directors sold in the aggregate approximately 105,000 shares of Common Stock in one or more open market transactions at a price per share of $2.875 to provide financing for the Company. The Company's two then Outside Directors lent the proceeds of such open market sales (an aggregate of approximately $48,000) to the Company pursuant to convertible promissory notes that would allow the holders of such notes to convert the outstanding principal and interest accrued thereunder into shares of Common Stock at a price per share equal to $2.875. These notes have been converted by the Outside Directors. Three of the Board members took the proceeds of their open market sales (approximately $188,000) and reinvested them into the Company in exchange for restricted shares of Common Stock at a purchase price per share of $2.875. One of the Board members, Mr. Loeffler, used the proceeds of his open market sales to repay approximately $58,000 of a loan that had been advanced to him by the Company. In all, the Company received approximately $302,000 in gross proceeds from such transactions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively "Reporting Persons") to file reports of initial ownership, ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended June 30, 1998, all of the Reporting Persons complied with their
Section 16(a) filing requirements.

                             INDEPENDENT ACCOUNTANTS

      The Company has engaged Rothstein, Kass & Company, P.C. as independent public accountants for the Company's first fiscal year ended June 30, 1999. Representatives of Rothstein, Kass & Company, P.C. are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  ANNUAL REPORT

      The Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 1998 is being furnished herewith to stockholders of record of the Company on the Record Date.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      Any stockholder desiring to present proposals to stockholders at the next Annual Meeting of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than November 15, 1999. All such proposals should be in compliance with applicable SEC regulations.

                               By Order of the Board of Directors

                               Richard Flynn
                               Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

                                                                      Appendix A


                  Proposed Amendment to 1996 Stock Option Plan

      Subject to stockholder approval, on February 19, 1999, the Board of Directors adopted the following amendment to the Paradise Music & Entertainment, Inc. 1996 Stock Option Plan:

                           "2. Stock Subject to Plan

      (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, par value of $.01 per share of the Company (the "Common Stock") for which options (the "Options") and stock appreciation rights ("SARs") may be granted under the Plan shall be 1,500,000, subject to adjustment as provided in Section 14 hereof."

                                                                      Appendix B


                      PARADISE MUSIC & ENTERTAINMENT, INC.
               53 West 23rd Street, 11th Floor, New York, NY 10010

              FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  April 6, 1999

      The undersigned hereby appoints JOHN LOEFFLER and RICHARD FLYNN as Proxies, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock, $.01 par value, of PARADISE MUSIC & ENTERTAINMENT, INC., held of record by the undersigned at the close of business on February 16, 1999 at the Annual Meeting of Stockholders (the "Meeting") of PARADISE MUSIC & ENTERTAINMENT, INC. on April 6, 1999, at 10:00 am, or at any adjournments thereof.

1.    Election of Directors

            [ ]For all nominees listed below          [ ] WITHHOLD AUTHORITY
            (except as indicated otherwise below)

      INSTRUCTION: to withhold authority to vote for an individual nominee, write such nominee's name in the space below.

      NOMINEES: Soledad Bastiancich, Paul Thomas Cohen, Brian Doyle, Jesse Dylan, Thomas J. Edelman, Richard Flynn, John Loeffler, Jeffrey Rosen and Jon Small.

2.    To approve the amendment to the Company's Certificate of Incorporation.

      [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN

3.    To approve the amendment to the 1996 Stock Option Plan.

      [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN

4. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

      [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN

                              (To be signed below)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE
           INSTRUCTIONS GIVEN ABOVE. IF NO SPECIFICATION IS MADE, THIS
             PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3 AND 4

      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a ballot is given by a corporation, please give your full corporation name and have the ballot signed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATED:   ________________, 1999


                                       -----------------------------------------
                                       Shareholder Name


                                      -----------------------------------------
                                       Shareholder Signature


                                       -----------------------------------------
                                       Signature if held jointly


                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.